February 10, 2006


                  Martin I. Darvick
                      Attorney


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               General Motors Corporation
                     Legal Staff
                400 GM Renaissance Center
                 Mail Code: 482-C23-D24
                Detroit, MI  48265-3000
                  Tel 313-665-4922
                  Fax 313-665-4979
                martin.i.darvick@gm.com


February 9, 2006


Securities and Exchange Commission
Washington, D.C.  20549

Re:  Form 3 -  Jerome B. York

This is to advise you that Jerome B. York has informed me that he owns no General Motors securities that are reportable on a Form 3. Our computer program does not allow us to report "zero" securities on the Form 3.

Very truly yours,



Martin I. Darvick
Attorney